                                 LEASE AGREEMENT


THE STATE OF TEXAS       S
                         S
COUNTY OF HOWARD         S

         This Lease Agreement ("Lease") is entered into on the date last herein written between Fina Oil and Chemical Company, a Delaware corporation, as Lessor, and Power Resources, Inc., a Texas corporation, as Lessee, and is as follows:

                                    ARTICLE I

                           TITLE AND QUIET POSSESSION

         1.01 Title and Quiet Possession. Lessor covenants that it is the fee simple owner of the real property in Howard County, Texas, more fully described by metes and bounds in Exhibit "A" which is attached hereto and made a part hereof for all purposes ("Leased Premises"), free and clear of all liens and encumbrances (except as provided in Section 16.01); that it has full power to lease the Leased Premises and has full power and authority to enter into this Lease; and that by paying the rent and performing its other obligations herein contained, the Lessee shall peaceably hold and enjoy the Leased Premises during the lease term, without interruption by the Lessor or any person claiming by, through or under it.

         1.02 Condition of Premises. Prior to construction or installation of the cogeneration plant and related support facilities on the Leased Premises, Lessor shall make the Leased Premises available to Lessee free of rubbish, trash, junk, waste products, and abandoned or stored equipment and supplies, and otherwise in a generally clean condition. Notwithstanding the foregoing provision, Lessor shall not be required to remove the concrete slabs presently located on the Leased Premises, although Lessee may remove or use the same at its discretion.

                                   ARTICLE II

                                   LEASE TERM

         2.01 Leasing Clause. Lessor hereby leases and lets the

Leased Premises to Lessee for construction of improvements thereon for use in the operation of a cogeneration plant and related support facilities to provide power to one or more electric power companies or to Lessor.

         2.02 Term. The occupancy of the Leased Premises by Lessee shall commence on November 21, 1986 ("Commencement Date"), at which time Lessor shall deliver to Lessee possession of the Leased Premises. This Lease shall remain in effect for a term ("Term") of eighteen (18) years from the Commencement Date, unless sooner terminated pursuant to the terms and provisions hereof.

         2.03 Option to Renew. Provided Lessee is not then in default hereunder, Lessor hereby grants to Lessee the right to extend this Lease for one (1) additional period of fifteen (15) years, provided Lessee shall give notice in writing at least ninety (90) days prior to the then current expiration date of the Term of this Lease of its intent to exercise the renewal option. At the time the renewal option is exercised, the cogeneration plant on the Leased Premises must be in operation. If, ninety (90) days prior to the then current expiration date of the Term of this Lease, the parties are negotiating an extension of the Steam Purchase and Sale Agreement (as described in Section 2.04, below), the renewal option shall be exercised automatically by the parties' agreement to extend the Steam Purchase and Sale Agreement, notwithstanding that Lessee has failed to give timely notice as required herein, and, if necessary, the current Term shall be extended for any such period of negotiation. In the event that the renewal option is exercised, all terms of this Lease shall remain the same.

         2.04 Other Agreements. Lessor and Lessee have entered into two (2) agreements entitled "Steam Purchase and Sale Agreement" and "Fuel Purchase and Sale Agreement," which, among other things, address the sale of steam by Lessee to Lessor and the sale of Lessor supplied fuel gas to Lessee for the operation of the cogeneration plant to be constructed by Lessee on the Leased Premises. In the event that either party defaults under either agreement with regard to the performance of any of its obligations or duties thereunder, and the period to cure such default has expired, the other party may, at its option, terminate this Lease by delivery of notice of termination to the defaulting party, provided that such default is material under the circumstances and a default for which the parties have not provided exclusive remedies.

                                   ARTICLE III

                                   LAWFUL USE

         3.01 Use of Leased Premises. Lessor agrees that Lessee may use the Leased Premises and any improvements constructed thereon for the use specified in Section 2.01. Lessee agrees to use the Leased Premises in an orderly fashion and not to violate any law or ordinance on said premises.

                                   ARTICLE IV

                           ASSIGNMENT AND SUBLETTING

         4.01 Assignment and Subletting. Upon the prior written approval of Lessor (which approval shall not be unreasonably withheld), Lessee shall have the right to (i) assign or transfer this Lease and (ii) sublet all or any part of the Leased Premises. Lessor's consent is not required for assignment or subletting to a parent, subsidiary or affiliated corporation of Lessee.

                                   ARTICLE V

                                LESSEE LIABILITY

         5.01 Release of Liability Upon Assignment. The term "Lessee" is used in this Lease, so far as covenants or obligations on the part of the Lessee are concerned, shall be limited to mean and include only the owner or owners at the time in question of the improvements on the Leased Premises, and in the event of any assignment, sale or transfer by Lessee

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of its leasehold estate hereunder as approved by Lessor, the Lessee herein named
(and in case of any subsequent transfer or conveyances, the then transferor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability and obligation as respects the performance of any covenants or obligations on the part of the Lessee contained in this Lease thereafter to be performed; provided that any funds in the hands of such Lessee or the then transferor at the time of such transfer, in which the Lessor has an interest, shall be turned over to the transferee, and any amount then due and payable to the Lessor by the Lessee or the then transferor under any provision of this Lease shall be paid to the Lessor; and provided further that upon any such transfer, the transferee shall assume, subject to the limitations of this Section, all of the terms, covenants and conditions in this Lease contained to be performed on the part of the Lessee, it being intended that the covenants and obligations contained in this Lease on the part of the Lessee shall, subject as aforesaid, be binding on the Lessee, its successors and assigns, only during and in respect to their respective successive period of ownership. In the event of any assignment or other transfer, subject as aforesaid, by Lessee pursuant to the provision of this Section, and upon any termination of this Lease, Lessee shall be relieved of all liabilities or obligations under this Lease (including specifically, but without limitation, any obligation to pay any rental, provided that all rental payments due to the date of such assignment have been paid).

                                   ARTICLE VI

                                      RENT

         6.01 Rent Amount. So long as this Lease remains in effect, Lessee agrees and binds itself to keep and perform all of the covenants and agreements stated herein, which on its part are to be kept and performed, and to pay to Lessor an

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annual rental of $100.00 per year, in advance, on the Commencement Date and on
November 21 of each subsequent year during the Term.

         6.02 Place of Payment. Rent will be paid to Lessor at P.O. Box 2159, Dallas, Texas 75221, or at such other place as may from time to time be designated in writing by Lessor, its successors or assigns.

                                  ARTICLE VII

                                     TAXES

         7.01 Ad Valorem Taxes on Real Property. Lessor shall pay, or arrange for the payment of, and Lessee shall reimburse Lessor for, when and as requested by Lessor, all ad valorem taxes covering the Leased Premises, with such taxes to be prorated at the beginning (based upon the year in which the Commencement Date occurs) and at the end of this Lease for the then current year. In this connection, Lessor shall be responsible for the tax rendition of such real property separate from the rendition of other real property owned by Lessor, and Lessor shall provide Lessee with copies of the actual rendition, the valuation notice from any appraisal district and final tax receipts evidencing payment of all taxes. The aforementioned documents shall be provided to Lessee prior to or at the same time as Lessor requests reimbursement for taxes paid. Furthermore, Lessee shall have the right to review Lessor's records relative to such rendition and valuation if, in Lessee's judgment, such rendition and valuation are of too high a dollar amount and shall have the right to jointly contest with Lessor any such valuation by said appraisal district.

         7.02 Ad valorem Taxes on Personal Property. Lessee shall be responsible for the rendition and payment of the applicable ad valorem taxes covering any improvements and personal property placed upon the Leased Premises by Lessee to the extent improvements and personal property are not covered by the ad valorem taxes referred to in Section 7.01.

         7.03 Other Taxes. Except as provided above in Sections 7.01 and 7.02, Lessee shall pay, when due, assessments, levies, fees, water and sewer rents and all other taxes, fees and charges, whether general or special, ordinary and extraordinary, and whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against the Leased Premises or any part thereof, or which arises in respect of the operation, possession, occupancy or use thereof; however, Lessee shall not be required to pay any income, profits, revenue, corporate or franchise taxes of Lessor, or severance tax. Lessor shall give Lessee prompt notice of any charges for which Lessee is responsible pursuant to this Section 7.03. In the event Lessor fails to promptly notify Lessee of charges otherwise unknown to Lessee, Lessor shall pay any penalty or interest due on such charges.

                                  ARTICLE VIII

                             SERVICES AND UTILITIES

         8.01 Services and Utilities. Following the Commencement Date, Lessee shall pay for all services and utilities it may require in connection with its use and occupancy of the Leased Premises, and Lessor shall have no obligation to furnish or pay for any such services or utilities, except to the extent agreed to in the Steam Purchase and Sale Agreement and the Fuel Purchase and Sale Agreement, or as otherwise needed during construction of the cogeneration plant.

                                   ARTICLE IX

                          ALTERATIONS AND IMPROVEMENTS

         9.01 Alterations and Improvements. Following the Commencement Date, the Lessee shall have the right to remove or demolish, at its expense, any improvements constructed upon the Leased Premises and shall have the right to make such improvements to or alterations in the Leased Premises as to it

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may seem necessary for its use and enjoyment of the same, including, but not limited to, the right to repair, alter, reconstruct, or renovate any structure now hereon or hereafter placed thereon and to alter the topography of the land itself. Any such major topographical alteration must be approved by Lessor prior to the onset thereof. Upon the expiration or termination of this Lease, Lessee shall remove all improvements, trade fixtures, equipment, furniture and other personal property placed or located on the Leased Premises, returning the Leased Premises to as similar a condition as they are in on the Commencement Date, ordinary wear and tear excepted. Lessee will pay for all such work and indemnify and hold the Lessor harmless from any costs in connection therewith. Title to any buildings or improvements situated or erected on the Leased Premises and the building equipment and other items installed thereon or contained therein and any alteration, change or addition thereto shall remain solely in Lessee even after termination of this Lease, and Lessee alone shall be entitled to deduct all depreciation on Lessee's income tax return for any such buildings, building equipment and/or other items, improvements, additions, changes or alterations.

         9.02 Lessor' Obligations. Following the Commencement Date, except as provided in Section 1.02, Lessor shall not have any duty to repair or improve the Leased Premises or any structure now located or thereafter placed thereon either prior to the commencement of or during the Term.

                                   ARTICLE X

                            INSURANCE AND INDEMNITY

         10.01 Coverage and Limits of Liability - During the Term, the parties shall each procure and maintain at its sole expense, the following types of insurance coverage and limits of liability, provided that the required limits may be satisfied by any combination of primary or excess insurance in

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each party's sole discretion:


                                             Limits of Liability
               Type of Coverage               Insurance Policy
               ----------------              -------------------

(a) Worker's Compensation Insurance          Statutory

(b) Employer's Liability Insurance           $20,000,000 per occurrence

(c) Comprehensive General Public
    Liability                                $20,000,000 per occurrence

    Including:

    Coverage for damage caused by
    blasting, collapse, underground
    damage or explosion; Independent
    Contractors; Products, Completed
    Operations; Personal Injury;
    Contractual Public Liability;
    Property Damage covering liability
    assumed in the Lease; and Excess
    Employer's Liability

(d) Comprehensive Automobile
    Liability                                $20,000,000 per occurrence

    Including:

    Coverage for all owned, hired or
    non-owned licensed automotive
    equipment.


         10.02 Proof of Coverage - Each party shall require that its insurance carriers provide to the other party proof of insurance in the form of certificates of insurance acceptable to the other party. Such certificates shall provide that there will be sixty (60) days' written notice given to the other party of any change in or cancellation of any policy.

         10.03 Policies - All policies shall be written on an occurrence basis, unless an occurrence basis policy becomes unavailable, and shall include the party, its directors, officers, agents, servants, employees and/ or independent contractors directly responsible to each party as additional insureds. All policies shall contain an endorsement (if such terminology is not in the printed form) that each party's policy shall be primary in all instances regardless of like coverages, if any, carried by the other party.

         10.04 Release and Waiver - Each party agrees to release, and will require its insurers (by policy endorsement) to waive their rights of subrogation against the other party, its directors, officers, agents, servants, employees and/or independent contractors directly responsible to such party for loss under the policies of insurance described herein, damages to such party's properties and/ or any other loss sustained by such party.

         10.05 Right to Obtain Insurance for Other Party. If either party shall fail to procure or pay for the required insurance and endorsements when premiums become due, the other party shall have the right, though not be required, to obtain such insurance and endorsements and to pay the premiums for the account of the nonpaying party. Such amount shall be immediately due and payable from the nonpaying party and the paying party may offset amounts otherwise due from the paying party to the nonpaying party for amounts paid hereunder for the account of the nonpaying party.

         10.06 Indemnity. Following the Commencement Date, Lessee hereby agrees to indemnify, save and hold harmless Lessor of and from any and all claims, demands and causes of action on account of any loss, damage or injury to persons or property on the Leased Premises other than such as may arise out of or result from (i) the sole negligence or willful misconduct of Lessor or (ii) the use of the property prior to the Commencement Date; provided that Lessee shall be promptly notified of any such claim, demand or suits brought against Lessor and shall be permitted to control the defense against or settlement of such claim, demand or suit through counsel of its choice.

         Lessee's indemnity shall include court costs, attorneys' fees, administrative costs and penalties, statutory fines and penalties, and any other direct, indirect or consequential damages incurred by Lessor.

                                   ARTICLE XI

                                  CONDEMNATION

         11.01 Condemnation. If all or any part of the Leased Premises or any improvements thereon shall be taken under the exercise of the power of eminent domain by any governmental authority, this Lease shall, at Lessee's option, terminate as of the date of such taking provided that Lessee and Lessor receive their respective portions of the condemnation award for such taking as provided below. The rent shall be apportioned as of the date of such taking, and any remaining balance of prepaid rent shall be repaid to Lessee. If the Leased Premises or any improvements hereon are partially taken under the exercise of the power of the eminent domain by any such governmental authority, and this Lease is not terminated by Lessee, the rent provided for herein shall be proportionately abated during the balance of the term remaining. Lessor shall receive out of such award the value of the Leased Premises (less the value of Lessee's leasehold estate and improvements) and the balance of such award (including the value of Lessee's leasehold estate and improvements) shall belong to Lessee. Any award for improvements constructed by Lessee on the Leased Premises after the Commencement Date shall belong to Lessee. In the event of a condemnation affecting the Leased Premises, Lessor agrees to lease to Lessee additional land or an alternative site owned by Lessor in proximity to Lessor's refinery near Big Spring in Howard County, Texas, provided the lease of such additional land or alternative site does not interfere with the operation of Lessor's refinery.

                                  ARTICLE XII

                            ENCUMBRANCE AND DEFAULT

         12.01 Leasehold Mortgages and Liens. The Lessee may at any time mortgage its interest in the Leased Premises in favor of a lender ("Leaseholder Mortgagee"). If any claims for labor and materials in connection with the construction of the

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cogeneration plant on the Leased Premises result in the filing of liens against the fee interest of Lessor in the Leased Premises, Lessee shall cause such liens to be removed with due diligence, provided that it shall not be required to remove any such lien so long as it is contesting the validity or propriety of such lien in good faith through appropriate legal proceedings. Lessor shall provide such assistance as Lessee may reasonably request in connection with such proceedings.

         12.02 Lessee's Default and Rights to Cure. If the Lessee shall default in the payment of any installment of rent when it is due, or if it shall default in the performance of any of its other obligations herein stated, Lessor agrees that it will give to Lessee written notice of the existence of such default or claimed default and the Lessee shall have a period of thirty (30) days within which to cure same. In the event Lessor gives notice of a default which cannot be cured solely by the payment of money and is (1) of such a nature that it cannot be cured within such thirty day period or (2) if the curing thereof cannot be completed within said thirty day period due to causes beyond the control of Lessee, then such default shall not be deemed to continue so long as Lessee, after receiving such notice, proceeds to cure the default as soon as reasonably possible, but in no event longer than six (6) months after the date of default and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances; shall be reasonable. In the event that any defaults of Lessee shall be cured in any manner herein provided prior to the cancellation of this Lease, such defaults shall be deemed never to have occurred and Lessee's rights hereunder shall continue unaffected by such defaults. In the event that the Lessee, during the term of this Lease, should mortgage ("Leasehold Mortgage") or otherwise encumber its leasehold estate or interest in any improvements hereafter situated upon the Leased Premises in accordance with the terms hereof, Lessee (or such Leasehold Mortgagee) shall give Lessor written notice of the same and the name and address of any such mortgagee and/or trustee and thereafter, while any such Leasehold Mortgage or encumbrance is in force, Lessor shall give any such Leasehold Mortgagee or trustee a duplicate copy of any and all notices of default or other notices in writing which Lessor may give or serve upon Lessee pursuant to the terms of this Lease, and any such notice shall not be effective until a duplicate copy is actually delivered to such Leasehold Mortgagee or trustee at such addresses as such Leasehold Mortgagee may from time to time designate. Such Leasehold Mortgagee or trustee may change its address for notice by written notice delivered to Lessor from time to time. Any such Leasehold Mortgagee and/or trustee may, at its option, at any time before this Lease has been cancelled and terminated by Lessor as provided for in this Lease, pay any of the rents or other sums of money herein stipulated to be paid by Lessee or do any other thing required of the Lessee by the terms of this Lease, and all payments so made and all things so done or performed by any such Leasehold Mortgagee and/or trustee shall be as effective to prevent a termination of the rights of Lessee hereunder as the same would have been if done and performed by Lessee instead of by any such Leasehold Mortgagee or trustee. It is further agreed that Lessor shall not have the right to terminate this Lease for any non-monetary default by Lessee during such time as the Leasehold Mortgagee in good faith and with reasonable diligence either attempts to cure such default or commences and thereafter prosecutes with diligence appropriate proceedings for foreclosure or other enforcement of the liens securing such Leasehold Mortgagee loan; provided, however, that Lessor shall have the right to terminate this Lease of a non-monetary default if said Leasehold Mortgagee fails to complete such cure or foreclosure within six (6) months from the date of the default. Any such Leasehold Mortgage or deed of trust so given by Lessee may, if

Lessee so desires, be conditioned to provide that, as between any such Leasehold Mortgagee or trustee and Lessee, said trustee or Leasehold Mortgagee, on making good and correcting any such default or defaults on the part of Lessee, shall be thereby subrogated to any and all of the rights of the person or persons to whom any payment is made by said Leasehold Mortgagee or trustee, and to all of the rights of Lessee under the terms and provisions of this Lease, but any such subrogation shall not impair Lessor's rights under this Lease. No such Leasehold Mortgagee or trustee of the rights and interests of Lessee hereunder shall be or become liable to Lessor as an assignee of this Lease until such time as said Leasehold Mortgagee or trustee shall by foreclosure or other appropriate proceedings in the nature thereof, or as the result of any other action or remedy provided for by such Leasehold Mortgage or deed of trust, or by proper conveyance from Lessee, either acquire the rights and interests of Lessee under the terms of this Lease or actually take possession of the Leased Premises, and upon such Leasehold Mortagee's or trustee's assigning such rights and interest to another party or relinquishing such possession, as the case may be, such Leasehold Mortgagee or trustee shall have no further such liability, if such assignment be approved by Lessor as provided in Section 4.01 hereof.

         Upon termination of this Lease for any reason other than expiration by the passage of time of the Term, the Leasehold Mortgagee of first priority upon Lessee's leasehold estate shall have the option, upon written notice delivered to Lessor not later than sixty (60) days after receipt of written notice from Lessor of such termination, to elect to receive, in its own name or in the name of its nominee or assignee, from Lessor a new lease of the Leased Premises for the unexpired balance of the Term on the same terms and conditions as in this Lease set forth, and Lessor agrees to execute such lease provided said

Leasehold Mortgagee shall undertake forthwith to remedy any curable default of Lessee. Any such new lease shall have priority equal to this Lease, and notice of such priority is hereby given.

     12.03 Postponement of Lease Termination. Notwithstanding the provisions of this Lease, it is agreed that so long as there is a first mortgage on Lessee's interest in this Lease, the effective termination of this Lease by reason of the occurrence of any of the actions specified herein as events of default or reasons for Lessor to have the right to terminate this Lease shall be postponed provided that (i) within a period of six (6) months after such event of default the first Leasehold Mortgagee or trustee shall complete the prosecution of a foreclosure proceeding or sale under its mortgage, (ii) all current rentals and other monetary obligations of the Lessee under and in connection with the Lease are timely paid in full or complied with, and (iii) title to said Leasehold passes in due course (subject, in the case of Lessee's bankruptcy, to delay caused by enjoinder of such foreclosure by a bankruptcy court).

     12.04 Default by Lessee and Lessor's Right to Terminate Lease. If any defaults on the part of Lessee are not cured within the time and in one of the manners hereinabove provided, Lessor may, at its option, cancel this Lease and retake possession of the Leased Premises, without prejudice to its rights to recover past due rentals or damages, or Lessor may, at its option, enter upon the Leased Premises, and, as Lessee's agent, relet the Leased Premises to any person, firm or corporation of Lessor's selection, crediting all rents received by it, first, to the payment of the cost and expense of reentry and repossession, and second, to the payment of rentals contracted to be paid by the Lessee hereunder and any deficiency shall be paid by Lessee to Lessor on demand. In the event Lessor exercises either of the foregoing options, it shall be privileged to act through any agent, servant or employee of its selection, and if possession of the Leased Premises is retaken, whether by force or otherwise, Lessor shall not be liable to Lessee in any manner whatsoever and Lessee expressly waives any and all claims, demands or causes of action which it may or might have against Lessor by reason of any such reentry, except for gross negligence or willful misconduct on the part of Lessor. Anything elsewhere herein contained to the contrary notwithstanding, however, Lessor shall not have the right to terminate or attempt to terminate this Lease or take any other action against Lessee hereunder on account of any alleged default of Lessee during the pendency of any good faith arbitration, litigation, or other legal proceedings (including appeals therefrom) determinative of whether such default did, in fact, occur. If it shall be finally determined that a default did occur, Lessee shall have a period of thirty (30) days after such determination to cure the same.

     12.05 Third Party Consent to Amendment. No amendment or modification of this Lease shall be valid without first obtaining the prior written consent of any leasehold mortgagee or secured party of Lessee's interest in the Leased Premises or property located thereon.

                                  ARTICLE XIII

                                    INTEREST

     13.01 Interest. If the Lessor shall pay any sum for the account of the Lessee under the terms and provisions of this Lease, Lessee agrees to pay to Lessor, on demand, the amount or amounts so paid. Each such sum of money and all delinquent rentals shall bear interest from their due date until paid at the rate of ten percent (10%) per annum.

                                  ARTICLE XIV

                               ENFORCEMENT COSTS

     14.01 Enforcement Costs. The court costs and attorneys' fees incurred by either party in a successful prosecution or defense of any legal or equitable proceedings to construe this Lease or enforce any right or obligation arising from it shall become an obligation due and payable from the other party, and each such obligation shall bear interest from the date of its accrual at the rate of ten percent (10%) per annum.

                                   ARTICLE XV

                            THIRD PARTY REQUIREMENTS

     15.01 Third Party Requests for Amendment. Lessor agrees that in the event TUEC pursuant to Article XXIII, or any mortgagee of Lessee, requires any modification of this Lease agreement, and, in the event Lessor does not consent, in writing, to such modification (which consent will not be unreasonably withheld), Lessee shall have the right to terminate this Lease by giving written notice of such termination to Lessor. In such event, termination of this Lease be Lessee's sole remedy.

                                  ARTICLE XVI

                                 LEGAL OPINION

     16.01 Legal Opinion. Within three (3) days after the execution hereof, Lessor will furnish to Lessee its legal opinion that Lessor is the fee simple owner of the Leased Premises subject to no easements, encumbrances or other title defects (except for an easement granted to Texas Electric Service Company, recorded in Vol. 170, Page 96, Deed Records of Howard County, Texas), that the Leased Premises are legally subdivided, that no building permits are required for the construction and installation of the cogeneration plant and related support facilities, and that no zoning ordinances or restrictive covenants affect the Leased Premises. If Lessee is required to obtain any permit or authorization for the construction or operation of the cogeneration plant on the Leased Premises, Lessor shall sign any application for such permit or authorization, or take such other action or provide such cooperation, as necessary, upon request of Lessee. Also within three (3) days after the execution hereof, Lessor shall furnish to Lessee a current survey of the Leased Premises by a licensed surveyor approved by Lessee and containing a surveyor's certificate in the form attached hereto as Exhibit B. The survey shall show, among other things, the location of all easements, rights of way and means of ingress to and egress from the Leased Premises which will be available to Lessee. If Lessor is unable to furnish such a legal opinion, or the survey discloses problems with title or the condition of the Leased Premises, then Lessee may, at its option, (1) waive any defects in title or in the condition of the property and proceed with this Lease agreement;
(2) require Lessor to lease to Lessee additional land or an alternative site owned by Lessor in proximity to Lessor's refinery near Big Spring in Howard County, Texas, provided the lease of such additional land or alternative site does not interfere with the operation of Lessor's refinery or (3) terminate this Lease. Also within three (3) days after the execution hereof, Lessor shall furnish to Lessee a drawing or drawings showing completely and accurately the nature and location of any underground installations (such as, but not limited to, water and gas pipes, sewers, powerlines and telephone lines) on or appurtenant to the Leased Premises that are not so shown on the survey. Lessee shall be entitled to rely on such survey or drawings in building and operating the cogeneration plant on the Leased Premises, and in the event that Lessee encounters any underground installation not shown or incorrectly located on such survey or drawings, Lessor shall defend and indemnify Lessee against and hold Lessee harmless from any third party claims resulting from damage done to such installation and shall also reimburse it for any extra cost incurred by it as a result of encountering such installation. In addition to such indemnity, Lessor agrees to lease to Lessee additional land or an alternative site owned by Lessor in proximity to Lessor's refinery near Big Spring in Howard County, Texas, provided the lease of such additional land or alternative site does not interfere with the operation of Lessor's refinery.

                                  ARTICLE XVII

                                     NOTICES

     17.01 Address for Notices. Any notice given to Lessor hereunder shall be sent by certified mail, postage prepaid, addressed to the attention of: Vice President, Refining, P.O. Box 2159, Dallas, Texas 75221, and any notice given to Lessee hereunder shall be sent by certified mail, postage prepaid, addressed to the attention of: President, 2200 Post Oak Blvd., Suite 509, Houston, Texas 77056. Each party may from time to time designate another place as the address to which such notices shall be sent, such designation to be in writing and to be sent by certified mail, postage prepaid, to the other party at the last address so designated by such other party; and such change of address shall become effective thirty (30) days after the mailing of such notice, properly stamped and addressed.

     17.02 Date Notice Given. Any such notice shall be deemed to have been given three (3) days following the date of the mailing thereof in the manner above set out, and such mailing shall constitute delivery.

                                 ARTICLE XVIII

                                  HOLDING OVER

     18.01 Holding Over. If Lessee remains in the Leased Premises beyond the Term of this Lease, such holding over shall be a tenancy from month to month, subject to the terms and conditions and at the rent provided in this Lease for the immediately preceding year.

                                  ARTICLE XIX

                            COVENANTS RUN WITH LAND

     19.01 Covenants Run With Land. All of the covenants, agreements and conditions contained in this Lease shall be construed as covenants running with the land and shall extend to and be binding upon the successors and assigns of the parties hereto.

                                   ARTICLE XX

                                   MEMORANDUM

     20.01 Memorandum. A memorandum of this Lease shall be filed for record in the Real Property Records of Howard County, Texas.


                                  ARTICLE XXI

                             RIGHT OF FIRST REFUSAL


     21.01 Right of First Refusal. In the event Lessor, at any time during the Term of the Lease, receives an offer to purchase all or any portion of the Leased Premises which Lessor is willing to accept, Lessor shall, prior to accepting any such offer, give written notice to Lessee of such offer, including a copy thereof, and Lessee shall have a period of sixty (60) days following receipt of such notice to exercise a right of first refusal to purchase the Leased Premises, on the same terms and conditions set forth in such offer. If Lessee agrees to the terms of such offer, it shall exercise its right of first refusal in writing, prior to the termination of such sixty (60) day period, and shall have the right to purchase the Leased Premises on the same terms and conditions as set forth in the offer. If Lessee fails to exercise its right of first refusal prior to the termination of such sixty (60) day period, then the Lessor shall be free to accept such offer and sell to the offeror making such offer on the exact terms and conditions set forth in the offer. This obligation to offer the Leased Premises to Lessee prior to accepting an offer from a third party shall apply each time during the Term of the lease that Lessor, its successors and assigns, shall receive an offer to purchase the Leased Premises which Lessor is willing to accept. If Lessee exercises any such right of first refusal and the sale of the Leased Premises is so consummated, this Lease shall terminate, effective as of the date of such purchase.

                                  ARTICLE XXII

                             PRIOR USE OF PROPERTY


     22.01 Prior Use of Property. Following the Commencement Date, Lessee agrees to conduct an investigation of the soil of the Leased Premises to establish at what level, if any, the soil contains environmental contaminants. Lessee agrees to provide the results of the soil investigation to Lessor. At the time the soil investigation results are provided to Lessor, Lessor and Lessee shall agree on the suitability or nonsuitability of the surface of the Leased Premises.

     Lessor agrees to indemnify Lessee against, and hold it harmless from, any loss or damages incurred by Lessee arising from any prior use, any ongoing contamination of the Leased Premises by Fina, or any contamination of the Leased Premises caused by Fina during the term of the Lease, including, without limitation, (i) the storage, transportation, processing or disposal of hazardous waste, industrial solid or municipal solid waste as those terms are defined in the Texas Solid Waste and Disposal Act, Art. 4477-7, Tex. Rev. Civ. Stat. Ann. or (ii) any environmental condition that is actionable under any federal, state or local environmental law or regulation provided that Lessor shall be promptly notified of any claim, demand, order or suit brought against Lessee and shall be permitted to control the defense against or settlement of such claim, demand, order or suit through counsel of its choice and shall be allowed reasonable access to the property to mitigate, eliminate or comply with such claim, demand, order or suit. Lessor's indemnity shall include court costs, attorneys' fees, administrative costs and penalties, statutory fines and penalties, costs incurred for demolishing and rebuilding the improvements on the Leased Premises and any other direct, indirect or consequential damages incurred by Lessee.

     In the event Lessee discovers an unacceptable environmental condition affecting the surface of the Leased Premises at the time the soil investigation is completed, Lessor agrees to lease to Lessee additional land or an alternative site owned by Lessor in proximity to Lessor's refinery near Big Spring in Howard County, Texas, provided the lease of such additional land or alternative site does not interfere with the operation of Lessor's refinery. Such lease of additional land or alternative site shall be in addition to, and not in lieu of, Lessor's indemnity of Lessee hereunder.

                                 ARTICLE XXIII

                                 CONTINGENCIES

     23.01 Contingencies. Lessee's parent company and Texas Utilities Electric Company ("TUEC") have entered into that certain agreement entitled "Agreement Between Falcon Seaboard Oil Company and Texas Utilities Electric Company," dated July 30, 1986 ("TUEC Agreement"). This Lease shall not be binding upon Lessee until TUEC has evidenced its approval of the terms hereof by executing this Lease in the appropriate manner on the signature page hereof.

     23.02 Right to Terminate Lease. Lessee may terminate this Lease in the event it is unable to (i) obtain necessary regulatory approvals within a reasonable period to construct and operate the cogeneration plant and related support facilities (the "Improvements") to be constructed by Lessee on the Leased Premises, (ii) obtain financing for the construction, ownership and operation of the Improvements on terms acceptable to Lessee; (iii) contract for the construction of the Improvements; or (iv) satisfactorily complete the construction of the Improvements. Lessee also may terminate this Lease in the event the TUEC Agreement terminates without breach thereof by Lessee.

                                  ARTICLE XXIV

                                 MISCELLANEOUS

24.01 Entire Agreement. This Lease, the Fuel Purchase and Sale Agreement, the Steam Purchase and Sale Agreement and easements executed contemporaneously herewith are intended as a full, complete, exclusive and final expression of the terms of the Agreement between the parties. Such agreements constitute and expressly supersede all prior or contemporaneous understandings, agreements, promises, representations, warranties, terms and conditions, both oral or written, including the Letter Agreement between the parties dated May 20, 1986.

     24.02 Heading. The descriptive headings of the provisions of this Lease are used for convenience only and shall not be deemed to affect the meaning or construction of any such provision.

     24.03 Joint Preparation. This Lease was prepared jointly by the parties hereto and not by either party to the exclusion of the other.

     24.04 Modifications. No modifications or change of the terms of this Lease shall be enforceable unless or until such modification or change is reduced to writing and executed by both parties and approved by TUEC and, if necessary, the leasehold mortgagees or secured parties pursuant to Section 12.05.

     24.05 Waiver. The failure of either party to insist upon strict performance of any provision hereof shall not constitute a waiver of, or estoppel against asserting, the right to require such performance in the future, nor shall a waiver or estoppel in any one instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

     24.06 Texas Law Governs. This Lease and the obligations of the parties hereunder shall be interpreted in accordance with and controlled by the laws of the State of Texas in effect at the time of execution of this Lease.

     24.07 Additional Assistance. The parties shall provide to each other such additional assistance including the execution of additional documents, as is necessary to evidence or implement the intentions of the parties as expressed herein.

     EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, as of the 21st day of November, 1986.


                                           LESSOR:

                                           FINA OIL AND CHEMICAL COMPANY

                                           By: /s/ Jerry G. Jenkins
                                              ----------------------------------
                                           Name: Jerry G. Jenkins
                                           Title: Vice President


                                           LESSOR:

                                           POWER RESOURCES, INC.

                                           By: /s/ David H. Dewhurst
                                              ----------------------------------
                                           Name: David H. Dewhurst
                                           Title: President


                                           APPROVED BY:

                                           TEXAS UTILITIES ELECTRIC COMPANY

                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:



Exhibit A - Description of Leased Premises.
Exhibit B - Surveyor's Certificate.


THE STATE OF TEXAS:

COUNTY OF Dallas:

     This instrument was acknowledged before me this 12th day of December, 1986, by Jerry G. Jenkins, Vice President of Fina Oil and Chemical Company, a Delaware corporation, on behalf of said corporation.




                                              ----------------------------------
                                                   Notary Public in and for
                                                      The State of Texas

My Commission Expires:

                                                Dorothy Ann Bassett
                                              ----------------------------------
December 27, 1989                             (Name - Typed or Printed)
-------------------------------

THE STATE OF TEXAS:

COUNTY OF Dallas:

     This instrument was acknowledged before me this 12th day of December, 1986, by David H. Dewhurst, President of Power Resources, Inc., a Texas corporation, on behalf of said corporation.


                                              ----------------------------------
                                                   Notary Public in and for
                                                      The State of Texas

My Commission Expires:

                                                Dorothy Ann Bassett
                                              ----------------------------------
December 27, 1989                             (Name - Typed or Printed)
-------------------------------



THE STATE OF TEXAS:

COUNTY OF       :

     This instrument was acknowledged before me this      day of         , 1986,
by                  ,                       of Texas Utilities Electric Company,
a Texas corporation, on behalf of said corporation.


                                              ----------------------------------
                                                   Notary Public in and for
                                                      The State of Texas

My Commission Expires:


                                              ----------------------------------
                                              (Name - Typed or Printed)
-------------------------------

73191
10-4-86

                       FIRST AMENDMENT TO LEASE AGREEMENT


     This First Amendment to Lease Agreement between Fina Oil and Chemical Company, as Lessor, and Power Resources, Inc., as Lessee, dated November 21, 1986, is made by and between Lessor and Lessee as follows:

     Section 4.01 is amended by the addition of the following sentence:

     "Any leasehold mortgagee shall be entitled to the benefits of the covenants of Lessor to Lessee contained in this Agreement."

     Except as amended herein, the Lease Agreement is hereby ratified and confirmed in its entirety.

     Executed effective December 29, 1986.

                                           LESSOR:

                                           FINA OIL AND CHEMICAL COMPANY



                                           By: /s/ Jerry G. Jenkins
                                              ----------------------------------
                                           Name: Jerry G. Jenkins
                                           Title: Vice President




                                           LESSOR:

                                           POWER RESOURCES, INC.

                                           By: /s/ David H. Dewhurst
                                              ----------------------------------
                                           Name: David H. Dewhurst
                                           Title: President